                       EXHIBIT 10(j)

                       INTRODUCTION

          American Fletcher Corporation ("Corporation") has created a deferred compensation plan to provide you, as a key management employee of the Corporation or one of its affiliates, with the opportunity to custom-design your own retirement income and family financial security planning.
The name of the plan is the American Fletcher Corporation
Deferred Compensation Plan ("Plan").

          The purpose of this Summary is to explain the principal
provisions of the Plan.   The actual Plan provisions are set out
in a more formal Plan document, a copy of which will be avail-able for you. Failure to mention or describe any provision of that document in this Summary does not change the full force and
effect of that provision as part of the Plan.   In the case of any
discrepancy between this Summary and the Plan document, the Plan document will govern.





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
                          PRINCIPAL GOALS OF THE PLAN


- -    Allow you to defer current income on a pre-tax
     basis.

- -    Provide you the opportunity to custom-design a
     retirement plan in excess of and independent of Social Security and any other retirement benefits to which you may be entitled.

- -    Increase the survivor benefits payable to your
     family in the event of death.

- -    Provide many of the same characteristics of a tax
     shelter but without the associated risk.

- -    Demonstrate in real terms the Corporation's
     appreciation of your contribution to its success.

                           PLAN OPERATION HIGHLIGHTS


          As a selected management employee, you will be given an opportunity to defer the receipt of income you might otherwise expect to earn and receive in the future.

          In return for the irrevocable election to defer, you (or your beneficiary) will be entitled to received from the Corporation a series of monthly payments as follows:

          Pre-Retirement          Retirement Benefit
          Survivor Benefit              (Age 65)
          ----------------        ------------------
          180 Monthly Payments    Monthly payments for
                                  life (15 years certain)

          To determine the benefits that will be payable to you, if you retire at age 65, you should consult Table 1. You should be aware, however, that the Corporation's obligation to pay the benefit listed in Table I is subject to the limitations described in this document, including the Corporation's right to amend or terminate the Plan, which right is described in the response to Question 28.

             FACTORS TO CONSIDER IN DECIDING WHETHER TO PARTICIPATE


          Details of the Plan follow in a question and answer format. Among the points to consider in making your election to participate in the Plan are:

          1.   The extent to which the income payable
     under the qualified retirement plans in which you participate, Social Security, and other sources will be adequate for your retirement needs.

          2.   What other opportunities exist to
     accumulate financial resources for retirement on a tax-advantaged basis.

          3.   How much current income you can afford
     to defer and still have sufficient cash for your immediate or short-term needs.

          4.   What the estimated needs of your
     dependents are for survivor income.

          5.   What the cost of financing survivor
     income benefits with after-tax income would be if this Plan were not available.

          6.   The extent to which the income payable
     as survivor benefits under the qualified retirement plans in which you participate and funds available from the Group Life Plan, as well as your personal estate assets and Social
     Security, will be sufficient for your survivors' needs.

                             QUESTIONS AND ANSWERS


1.  HOW ARE RETIREMENT INCOME BENEFITS DETERMINED?

        With the assistance of its consultant, the Corporation has developed a system of benefits for Plan participants. Those benefits are set out in the Tables at the end of the Summary. Payment of the amounts listed in the Tables, however, is subject to the limitations described in the following Questions and Answers.

2.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

        Any employee who is a participant of The
        Performance Incentive Plan ("PIP").

3.   HOW MUCH CAN BE DEFERRED?

        The minimum amount that would otherwise be payable
        to you during any calendar year that can be
        deferred is $2,000.   The maximum amount that would
        otherwise be payable to you during any calendar
        year that can be deferred is the greater of
        $10,000 or 10% of your bonus and base salary
        (without reduction on account of any election made
        by you pursuant to this Plan or any other plan of
        your employer).   The amount of the deferral must
        be an even multiple of $1,000.

4.  WHAT SOURCES OF INCOME CAN BE DEFERRED?

        You may defer either a portion of your PIP bonus, your annual base salary, or a combination of both. Before 1986, you will be given the opportunity to defer a portion of your PIP bonus payable in 1986, your 1986 base salary, and your PIP bonus payable in 1987. Any election to defer your PIP bonus payable in 1987 will be effective only if the Corporation decides to permit the deferral of amounts that would otherwise be paid in 1987.
        After 1985, to the extent permitted by the Executive Committee of American Fletcher National Bank and Trust Company ("Executive Committee"), you will be given an opportunity before the end of each calendar year to defer a portion of your PIP bonus paid with respect to the following year, a portion of your base salary for the following year, or a combination of both.

5.  WHEN WILL I BE ELIGIBLE FOR NORMAL RETIREMENT BENEFITS?

         You will be eligible for normal retirement benefits on your normal retirement date, which is the first day of the calendar month coincident with or, if none is coincident with, next following your sixty-fifth (65th) birthday.

6.  HOW ARE NORMAL RETIREMENT INCOME BENEFITS PAYABLE?

         Normal retirement benefits are payable monthly for life beginning on the first day of the month following the later of the month in which you reach age sixty-five (65) or the month in which you retire. If you die before receiving 180 monthly payments, your beneficiary will receive the balance of those payments, until a total of 180 monthly payments has been made. The annual amount of your normal retirement benefit will be determined pursuant to Table 1.

7.  WHEN WILL I BE ELIGIBLE FOR EARLY RETIREMENT BENEFITS?

         You will be eligible for early retirement benefits, if you retire on an early retirement date. An early retirement date with respect to any deferred amount is any date on which you retire before your normal retirement date, provided that you have attained age fifty-five (55), and at least two full calendar years have passed since the beginning of the calendar year in which you deferred that amount.

8.   HOW IS THE LEVEL OF BENEFIT PAYMENTS DETERMINED, IF I
     AM ELIGIBLE FOR AN EARLY RETIREMENT BENEFIT?

         Subject to the following provisions of this para-graph, payment of your early retirement benefit will be made in the same manner, at the same times, and in the same amounts as if you had remained employed until your normal retirement date. You may, however, request that the Executive Committee





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
          cause distribution of your benefits to begin on
          the first day of the month coincident with or, if none is coincident with, next following your early
          retirement date.   The Executive Committee may grant
          or deny your request in its discretion.   If the
          Executive Committee grants your request for early distribution of Plan benefits, the amount of your benefits will be reduced by five-twelfths (5/12ths) of one percent (1%) for each full or partial month by which the date on which payment of your benefit begins precedes your normal retirement date.

9.  HOW ARE BENEFITS DETERMINED, IF MY EMPLOYMENT IS
    TERMINATED PRIOR TO AGE 65 BECAUSE OF DISABILITY?

          For purposes of determining your benefits under the Plan, you will be treated as if you were employed during any period prior to your normal retirement date, if you are disabled (as defined by the American Fletcher Group LTD Plan) during that period. Therefore, if you become disabled and remain disabled until your normal retirement date, you will be entitled to your normal retirement benefit on your normal retirement date.

10. HOW ARE BENEFITS DETERMINED, IF MY EMPLOYMENT IS
    TERMINATED PRIOR TO AN EARLY RETIREMENT DATE OTHER THAN
    BY REASON OF DEATH OR DISABILITY?

          If your employment is terminated prior to an early retirement date (as defined in the response to Question 7) other than by reason of death or disability (as defined by the American Fletcher Corporation Group LTD Plan), you will receive your deferred amounts, plus interest as determined by the Executive Committee from time to time; provided-, however, that the interest rate used by the Executive Committee will be not less than 10% per annum.

11. IS IT POSSIBLE THAT MY CONDUCT SUBSEQUENT TO A DEFERRAL
    WILL AFFECT THE AMOUNT OF THE BENEFIT TO WHICH I AM
    ENTITLED UNDER THE PLAN?

          Yes. Under certain circumstances, you may lose your right to the benefits described elsewhere in
          this Summary.   If your employment is terminated as
          a direct result of an act or acts of dishonesty constituting a felony under the laws of the State of Indiana and resulting or intended to result directly or indirectly in your gain or enrichment at the expense of the Company, you shall not be entitled to the benefits described elsewhere in this Summary. You shall be entitled, instead, only to a return of your deferred amount, with such interest, if any, as determined by the Executive Committee.

12. UNDER WHAT CIRCUMSTANCES ARE PRE-RETIREMENT SURVIVOR
    INCOME BENEFITS PAYABLE?

          If you die while still employed as an eligible participant or while you are deemed to be employed because of your disability, pre-retirement survivor income benefits will be payable to your beneficiary.

13. HOW ARE THE SURVIVOR INCOME BENEFITS DETERMINED?

          If you are insurable at standard rates by an insurance company selected the Corporation, survivor income benefits are as specified in Table 1 without reference either to your age at the time of your death or the age of your designated beneficiary.

          For example, if an age 45 participant deferred
          $10,000, his beneficiary would be entitled to receive $15,759 per year for fifteen years following his death for a total of $236,250.

          If you are not insurable at standard rates by the insurance company selected by the Corporation, survivor income benefits will be determined as provided in the response to Question 25.

14. WILL A DETERIORATION IN MY HEALTH CAUSE A REDUCTION IN
    SURVIVOR INCOME BENEFITS ATTRIBUTABLE TO PRIOR DEFERRALS?

          No. Survivor income benefits attributable to prior deferrals will remain unchanged.

15. WHEN WILL SURVIVOR INCOME BENEFITS BE PAID TO
    DESIGNATED BENEFICIARIES, IF I DIE WHILE STILL EMPLOYED?





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
          Benefits are payable monthly for fifteen years beginning sixty (60) days following the date of your death and receipt of a death certificate.

          Pre-retirement survivor benefits with respect to a deferred amount will not be payable should death occur by reason of suicide within two years of the deferral of that amount.

16. WHOM  MAY I DESIGNATE AS MY BENEFICIARY UNDER THE PLAN?

          You may designate one or more individuals or trusts, as limited by the Staff Benefits and Retirement Committee of American Fletcher National Bank and Trust Company ("Administrative Committee") from time to time.

17. WILL I BE ABLE TO CHANGE THE BENEFICIARIES FOR PRIOR
    DEFERRALS?

          Yes.   You will be able to change beneficiaries for
          prior deferrals by filing the appropriate form with the Administrative Committee.

18. IS THERE ANY AGE LIMITATION FOR ELECTING TO DEFER INCOME?

          You may not elect to defer any amount that would otherwise be payable to you during a calendar year, if you have attained age sixty-four (64) on or before the first day of that calendar year.

19. WILL  I BE ALLOWED TO DEFER COMPENSATION IN FUTURE YEARS?

          Yes, assuming that you remain an eligible participant and the Executive Committee determines, in its sole discretion, that further deferrals will be available.

20. HOW WILL THE CORPORATION MEET ITS OBLIGATIONS UNDER THE
    PLAN?

          The benefits payable under this Plan will be paid from the general assets of the Corporation. Your right to receive payment under the Plan is merely a contractual right to payment, and the Plan does not give you any interest in or right to any of the funds, property, or assets of the Corporation. The Corporation reserves the right to invest deferred amounts in any way that it deems appropriate under the circumstances including the use of the deferred amounts in the business of the Corporation and/or the purchase of and payment for life insurance contracts on the lives of
          participants.   If the Corporation elects to
          purchase life insurance on any or all of the
          participants, the Corporation shall be the applicant for those policies and at all times shall be the
          sole owner and beneficiary under the policies.   At
          no time will any participant have any interest, directly or indirectly, in any life insurance policies on his or her life issued to the
          Corporation.   Neither the amounts deferred nor any
          earnings thereon will at any time be segregated from the general assets of the Corporation.

21. IF THE CORPORATION CHOOSES TO PURCHASE INSURANCE, WHAT
    FACTORS ARE CONSIDERED BY THE INSURANCE COMPANY TO
    DETERMINE MY ELIGIBILITY FOR INSURANCE AT STANDARD RATES?

          The insurance company will consider your current
          health status, your health history, any dangerous
          avocations in which you may engage, and, in some
          cases, your family health history.  A medical
          examination may be requested by the insurance
          carrier for some participants.   Any examination
          will be paid for by the insurance company.

22. WHEN  WILL MEDICAL EXAMINATIONS BE SCHEDULED?

          Examinations will be scheduled shortly after the deferral elections have been completed and returned.

23. MUST I BE INSURABLE AT STANDARD RATES TO RECEIVE FULL
    RETIREMENT INCOME BENEFITS?

          No. Your insurability does not affect retirement income benefits. Your insurability will affect survivor income benefits as provided in the response to Question 25.

24.  MAY I CHANGE MY DEFERRAL ELECTION, IF I AM NOT FOUND TO
     BE INSURABLE AT STANDARD RATES?

          No.  Deferral elections are irrevocable after the
          date established by the Executive Committee.   A
          determination by the insurance carrier of your insurability status should not be expected until after that date.

25.  HOW ARE SURVIVOR INCOME BENEFITS DETERMINED, IF I AM
     NOT INSURABLE AT STANDARD RATES?

          Survivor income benefits will be equal to your normal retirement benefit reduced by the reduction factor from Table 2 for the age at which your death occurs; provided, however, that the benefits may not exceed the survivor income benefits for those participants who are fully insurable at standard rates, as specified in Table 1. Subject to the limitation set out in the preceding sentence, the longer you live, the higher the survivor income benefit.

          For example, if a 45-year-old participant defers
          $10,000, his survivor income benefit is calculated as follows:

                         15 Year Annual
               Age At    Survivor Income    Total Survivor
               Death        Benefit         Income Benefit
               ------    ---------------    --------------
                 46          $3,485              $52,275
                 50           4,696               70,440
                 55           6,548               98,220
                 60          10,045              150,675

26.  IF I AM NOT INSURABLE AT STANDARD RATES NOW BUT BECOME
     INSURABLE AT STANDARD RATES IN THE FUTURE, WILL I QUALIFY
     FOR UNREDUCED SURVIVOR BENEFITS FOR PRIOR DEFERRALS AT
     THAT TIME?

          It may be possible to receive unreduced survivor income benefits for prior deferrals, if you become insurable at standard rates at a future date.

27.  SHOULD I CANCEL OR REDUCE MY PRIVATE LIFE INSURANCE
     COVERAGES IN VIEW OF THE SURVIVOR INCOME BENEFITS PAYABLE
     UNDER THIS PLAN?

          Probably not, but this depends on your financial situation. Survivor income benefits payable under the Plan may alleviate the need to increase your life insurance coverage.

          Survivor income benefits and personal life insurance proceeds have certain fundamental differences.
          Life insurance proceeds are often paid in a lump sum at your death, are not subject to income taxation, and may have been structured to avoid estate taxation. Ordinary life insurance coverage may be continued for the duration of your lifetime, while survivor income benefits diminish and eventually terminate as you receive your retirement income benefits.

          In the event that the deferred income benefits are subject to reduction or elimination, you may be presented with a problem, if you have reduced or cancelled your life insurance coverage and are then determined to be uninsurable.

28.  IS THE PLAN SUBJECT TO REDUCTION OR ELIMINATION BY THE
     CORPORATION?

          The Corporation fully intends to pay the benefits provided for under the Plan, but it reserves the right to amend or terminate the Plan at any time. No amendment or termination of the Plan, however, may affect those participants or beneficiaries who are receiving income payments at the time of the amendment or termination.

          If the Corporation terminates the Plan, the amounts deferred plus interest as determined by the Executive Committee will be paid to you in one lump sum payment as soon as practicable following termination, provided, however, that the interest rate used by the Executive Committee may not be less than 10% per annum.

          No amendment to the Plan may diminish your rights arising out of amounts deferred prior to the amendment. Notwithstanding the preceding sentence, the Corporation may reduce the interest rate used in determining normal retirement benefits; provided, however, that the interest rate may not be reduced below 10% per annum.

29.  DOES THE PLAN AFFECT MY PARTICIPATION IN THE QUALIFIED
     PLANS IN WHICH I PARTICIPATE?

         The Employees' Retirement Plan of American Fletcher National Bank and Trust Company and Affiliates;
         the Employees' Retirement Plan of American Fletcher Financial Services, Inc.; and the American Fletcher Thrift Plan will provide (subject to approval of the Internal Revenue Service) that your compensation, for purposes of calculating contributions or benefits under those plans, will not be reduced,
         if you elect to defer a portion of your basic salary
         under this Plan.   If you elect to defer a portion
         of your basic salary under this Plan, it is possible that contributions made on your behalf to the Employee Stock Ownership Plan of American Fletcher
         Corporation and Affiliates will be reduced.   In
         addition, it is possible that deferrals under this Plan will affect the aggregate amount of contributions and benefits on your behalf under the qualified plans in which you participate.

30.  DO I OR MY BENEFICIARY HAVE THE RIGHT TO ASSIGN OR PLEDGE
     MY FUTURE BENEFITS UNDER THE PLAN?

         No. Neither you nor your beneficiary has the right to transfer, assign, anticipate, or otherwise encumber in advance any of the benefits that may become payable under the Plan.




                                                   AMERICAN FLETCHER CORPORATION





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

                                 TABLE 1

                        BENEFITS PER $1,000 DEFERRAL


        ANNUAL
        AMOUNT OF
        NORMAL       15 YEARS                   TOTAL
        RETIREMENT   CERTAIN         SURVIVOR   SURVIVOR
AGE*    BENEFIT      TOTAL BENEFIT   BENEFIT    BENEFIT
- ----    ----------   -------------   --------   --------
  30     10,449        156,735         3,803     57,045
  31      9,251        138,765         3,642     54,630
  32      8,190        122,850         3,488     52,320
  33      7,252        108,780         3,341     50,115
  34      6,420         96,300         3,200     48,000
  35      5,685         85,275         3,065     45,975
  36      5,004         75,060         2,930     43,950
  37      4,405         66,075         2,802     42,030
  38      3,878         58,170         2,679     40,185
  39      3,414         51,210         2,561     38,415
  40      3,005         45,075         2,449     36,735
  41      2,746         41,190         2,242     33,630
  42      2,509         37,635         2,053     30,795
  43      2,292         34,380         1,879     28,185
  44      2,094         31,410         1,720     25,800
  45      1,913         28,695         1,575     23,625
  46      1,712         25,680         1,406     21,090
  47      1,532         22,980         1,255     18,825
  48      1,370         20,550         1,120     16,800
  49      1,226         18,390         1,000     15,000
  50      1,097         16,455           893     13,395
  51        984         14,760           825     12,375
  52        883         13,245           762     11,430
  53        792         11,880           704     10,560
  54        710         10,650           651      9,765
  55        637          9,555           602      9,030
  56        564          8,460           538      8,070
  57        499          7,485           481      7,215
  58        442          6,630           430      6,450
  59        391          5,865           385      5,775
  60        346          5,190           344      5,160
  61        321          4,815           329      4,935
  62        298          4,470           315      4,725
  63        277          4,155           301      4,515

* Refers to age at beginning of calendar year in which deferred amounts would have been received by executive in absence of election to defer.

                              TABLE 2


          REDUCTION FACTORS FOR SURVIVOR INCOME BENEFITS FOR
            PARTICIPANTS UNINSURABLE AT STANDARD RATES


                             GROSS
                             SURVIVOR
                             PAYMENT
                             AS % OF
              AGE AT         RETIREMENT
              DEATH          BENEFIT
              ------         ----------
                64            79.00%
                63            71.33%
                62            64.41%
                61            58.15%
                60            52.51%
                59            48.20%
                58            44.25%
                57            40.62%
                56            37.28%
                55            34.23%
                54            32.03%
                53            29.97%
                52            28.04%
                51            26.24%
                50            24.55%
                49            22.79%
                48            21.15%
                47            19.63%
                46            18.22%
                45            16.91%
                44            15.66%
                43            14.50%
                42            13.42%
                41            12.43%
                40            11.51%
                39            10.65%
                38             9.85%
                37             9.11%
                36             8.42%
                35             7.79%
                34             7.24%
                33             6.73%
                32             6.26%
                31             5.82%
                30             5.41%

                         TABLE 3

              ASSUMES ONE $10,000 DEFERRAL


        ANNUAL
        AMOUNT OF
        NORMAL       15 YEARS                   TOTAL
        RETIREMENT   CERTAIN         SURVIVOR   SURVIVOR
 AGE*   BENEFIT      TOTAL BENEFIT   BENEFIT    BENEFIT
 ----   ----------   -------------   --------   --------
  30    104,485       1,567,275       38,028    570,420
  31     92,508       1,387,620       36,421    546,315
  32     81,904       1,228,560       34,883    523,245
  33     72,516       1,087,740       33,409    501,135
  34     64,204         963,060       31,998    479,970
  35     56,846         852,690       30,648    459,720
  36     50,041         750,615       29,303    439,545
  37     44,051         660,765       28,017    420,255
  38     38,779         581,685       26,789    401,835
  39     34,137         512,055       25,613    384,195
  40     30,052         450,780       24,491    367,365
  41     27,456         411,840       22,420    336,300
  42     25,085         376,275       20,525    307,875
  43     22,919         343,785       18,790    281,850
  44     20,940         314,100       17,202    258,030
  45     19,133         286,995       15,749    236,235
  46     17,118         256,770       14,058    210,870
  47     15,316         229,740       12,549    188,235
  48     13,704         205,560       11,202    168,030
  49     12,262         183,930        9,999    149,985
  50     10,972         164,580        8,927    133,905
  51      9,840         147,600        8,248    123,720
  52      8,826         132,390        7,622    114,330
  53      7,917         118,755        7,044    105,660
  54      7,101         106,515        6,509     97,635
  55      6,370          95,550        6,016     90,240
  56      5,637          84,555        5,379     80,685
  57      4,990          74,850        4,811     72,165
  58      4,417          66,255        4,302     64,530
  59      3,909          58,635        3,848     57,720
  60      3,461          51,915        3,442     51,630
  61      3,212          48,180        3,292     49,380
  62      2,983          44,745        3,150     47,250
  63      2,769          41,535        3,013     45,195

* Refers to age at beginning of calendar year in which deferred amounts would have been received by executive in absence of election to defer.